TRISM, Inc.

2000 Stock Option Plan

ARTICLE I.

PURPOSE

The purpose of this TRISM, Inc. 2000 Stock Option Plan (the "Plan") is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees and Consultants of the Company and its Affiliates stock based incentives, thereby creating a means to raise the level of stock ownership by such individuals, to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

ARTICLE II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

II.1. "Affiliate" means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any other corporation, or any trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

II.2. "Board" means the Board of Directors of the Company.

II.3. "Cause" means, (i) the commission by a Participant of any fraud upon the Company or any willful misconduct that is materially economically injurious to the Company, (ii) the conviction of, or pleading guilty to a felony, (iii) habitual absenteeism, (iv) chronic alcoholism or other form of addiction that interferes with the Participant's performance of material duties with the Company, or (iv) the willful failure of the Participant to perform substantially the Participant's duties with the Company (other than such failure resulting from incapacity due to physical or mental illness that results in disability), after a written demand for such performance is delivered to the Participant by the Board, which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, and which is not remedied by the Participant 10 days after receipt of any such demand. No act or failure to act shall be considered "willful" unless it is done, or omitted to be done, in bad faith or without reasonable belief that the act or omission was in the best interests of the Company. Any act, or failure to act, by the Participant based upon authority given to the Participant pursuant to a resolution adopted by the Board of Directors or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

II.4. "Change in Control" has the meaning set forth in Article VIII.

II.5. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

II.6. "Committee" means with respect to the application of this Plan to Eligible Employees and Consultants, a committee of the Board appointed from time to time by the Board. Solely to the extent required under Rule 16b-3 and Section 162(m) of the Code, such committee shall consist of two or more non-employee directors, each of whom shall be a non-employee director as defined in Rule 16b-3 and an outside director as defined under Section 162(m) of the Code. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

II.7. "Common Stock" means the common stock, $.01 par value per share, of the Company.

II.8. "Company" means TRISM, Inc., a Delaware corporation, and its successors.

II.9. "Consultant" means any adviser or consultant to the Company and its Affiliates who is eligible pursuant to Section 5.1 to be granted Stock Options under this Plan.

II.10. "Disability" means total and permanent disability of a Participant. A Participant shall be deemed to be physically or mentally incapacitated on a permanent basis if the Participant is unable, by reason of any physical or mental incapacity, for a period of 180 consecutive days during any calendar 12-month period to perform his duties and responsibilities hereunder in a manner reasonably satisfactory to the Board.

II.11. "Effective Date" means February 9, 2000.

II.12. "Eligible Employees" means the employees of the Company and its Affiliates.

II.13. "Exchange Act" means the Securities Exchange Act of 1934.

II.14. "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded; (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers; (iii) if not traded on any such national securities exchange or an automated quotation system sponsored by the National Association of Securities Dealers, the average of the bid and asked prices on the over-the-counter market; or (iv) if not traded on any national securities exchange, automated quotation system or on the over-the-counter market, the Fair Market Value shall be set in good faith by the Committee, which may be set by considering the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940). Notwithstanding anything herein to the contrary, "Fair Market Value" means the price for Common Stock set by the Committee in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Committee.

II.15. "Good Reason" means (i) the assignment to the Participant, without his prior written consent, of duties materially inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in the Participant's position, authority, duties or responsibilities, excluding for this purpose any action that is remedied by the Company within 10 days after receipt of notice thereof given by the Participant; (ii) any failure by the Company, in any material respect, to comply with any of the compensation and benefits provisions of the Participant's employment agreement with the Company, or any other material breach by the Company of such employment agreement which, in either case, is not remedied by the Company within 20 days after receipt of notice thereof given by the Participant; or (iii) relocation of the Participant's office more than 60 miles from the Company's current headquarters without the Participant's prior written consent.

II.16. "Incentive Stock Option" means any Stock Option awarded under this Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

II.17. "Non-Statutory Stock Option" means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

II.18. "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

II.19. "Participant" means Eligible Employees and Consultants of the Company and its Affiliates to whom a Stock Option has been granted pursuant to this Plan.

II.20. "Reorganization Value" means the Fair Market Value of a share of Common Stock on the Effective Date, which for all purposes under this Plan shall be $10.00.

II.21. "Retirement" with respect to a Participant's Termination of Employment or Termination of Consultancy, means a Termination of Employment or Termination of Consultancy without Cause from the Company by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

II.22. "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

II.23. "Stock Option" means any Stock Option to purchase shares of Common Stock granted to Eligible Employees or Consultants pursuant to Article VI.

II.24. "Subsidiary" means any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

II.25. "Ten Percent Stockholder" means a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

II.26. "Termination of Consultancy" means, with respect to an individual that the individual is no longer acting as a Consultant to the Company or an Affiliate. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant of the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee upon the termination of his consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant or an Eligible Employee.

II.27. "Termination of Employment" means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant upon the termination of his employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Consultant.

II.28. "Transfer" or "Transferred" means anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III.

ADMINISTRATION

III.1. The Committee. The Plan shall be administered and interpreted by the Committee.

III.2. Stock Option Grants. The Committee shall have full authority to grant Stock Options, pursuant to the terms of this Plan. In particular, the Committee shall have the authority:

(a) to select the Participants to whom Stock Options may from time to time be granted hereunder;

(b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Participants;

(c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Stock Option granted to a Participant hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Stock Option granted hereunder to a Participant (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be exercised for cash and/or Common Stock under Subsection 6.3(d);

(f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to a Participant in order to exercise Stock Options under the Plan; and

(g) to determine whether to require a Participant, as a condition of the granting of any Stock Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of the Stock Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option.

III.3. Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Stock Option issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. If and to the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

III.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board, or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

III.5. Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

III.6. Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

III.7. Designation of Consultants -- Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him under this Plan.

ARTICLE IV.

SHARE AND OTHER LIMITATIONS

IV.1. Shares.

(a) General Limitation. The aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 200,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2). If any Stock Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full or the Company repurchases any Stock Option pursuant to Section 6.3(f), the number of shares of Common Stock underlying the repurchased Stock Option and/or the number of shares of Common Stock underlying any unexercised Stock Option shall again be available for the purposes of awards under the Plan. In determining the number of shares of Common Stock available for awards other than awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company for payment of exercise price or withholding, in connection with the exercise of a Stock Option or the number shares of Common Stock otherwise deliverable has been reduced for payment of exercise price or withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available for purposes of awards under this Plan.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Stock Option that may be granted under this Plan to each Participant shall not exceed 70,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company.

IV.2. Changes.

(a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Affiliate, any sale or transfer of all or part of the assets or business of the Company or Affiliate or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Stock Option granted under this Plan and the exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c) Fractional shares of Common Stock resulting from any adjustment in Stock Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Stock Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Stock Options of Participants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Stock Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

ARTICLE V.

ELIGIBILITY

V.1. Non-Statutory Stock Option. Consultants and all Eligible Employees are eligible to be granted Non-Statutory Stock Options under this Plan.

V.2. Incentive Stock Options. All employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan.

V.3. Committee Determination. Eligibility under this Plan shall be determined by the Committee in its sole discretion.

ARTICLE VI.

STOCK OPTION GRANTS

VI.1. Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Statutory Stock Option.

VI.2. Grants. The Committee shall have the authority to grant to any Eligible Employee who is an employee of the Company, any Subsidiary or any Parent one or more Incentive Stock Options, Non-Statutory Stock Options, or both types of Stock Options. The Committee shall have the authority to grant to any Eligible Employee or Consultant one or more Non-Statutory Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Statutory Stock Option.

VI.3. Terms of Options. Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Stock Option Price. Notwithstanding anything in this Plan to the contrary, unless otherwise required by the Code or any regulation thereunder, with respect to 50% of the Stock Options granted to senior management on the Effective Date, the exercise price per share of Common Stock subject to such Stock Options shall be such share's Reorganization Value. Of the remaining 50% of the Stock Options granted to senior management on the Effective Date, one-half shall be exercisable at an exercise price equal to 110% of such share's Reorganization Value and the other half shall be exercisable at an exercise price equal to 120% of such share's Reorganization Value. The exercise price per share of Common Stock subject to any other Stock Option granted under this Plan shall be determined by the Committee at the time of grant; provided, however, that with respect to an Incentive Stock Option, such price per share shall not be less than 100% (and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Common Stock at the time of grant. Notwithstanding the foregoing, if a Stock Option is modified, extended or renewed and, thereby, deemed to be the issuance of a new Stock Option under the Code, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Stock Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. Payment in full or in part may also be made in the form of Common Stock withheld from the shares to be received on the exercise of a Stock Option hereunder or Common Stock owned by the Participant for at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or any Parent exceeds $100,000, such Stock Options in excess of such amount shall be treated as Stock Options which are not Incentive Stock Options.

Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(g) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, a Stock Option shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(h) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of a Non-Statutory Stock Option in accordance with the terms and conditions established by the Committee.

(i) Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Stock Options are granted as the number of Stock Options exercised, shares used to pay for the exercise price of Stock Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Stock Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

VI.4. Termination of Employment or Termination of Consultancy. Unless otherwise determined by the Committee at grant or, if no rights of the Eligible Employee or Consultant are reduced, thereafter, the following rules apply with regard to Stock Options upon the Termination of Employment or Termination of Consultancy of an Eligible Employee or Consultant:

(a) Termination by Reason of Death, Disability or Retirement. If an Eligible Employee's Termination of Employment or a Consultant's Termination of Consultancy is by reason of death, Disability or Retirement, any Stock Option held by such Eligible Employee or Consultant may be exercised, to the extent exercisable at the Eligible Employee's or Consultant's termination (or, in the case of death, by the legal representative of the estate) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Eligible Employee or Consultant dies within such exercise period, any unexercised Stock Option held by such Eligible Employee or Consultant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Involuntary Termination Without Cause. If an Eligible Employee's Termination of Employment or a Consultant's Termination of Consultancy is by involuntary termination without Cause, any Stock Option held by such Eligible Employee or Consultant may be exercised, to the extent exercisable at termination, by the Eligible Employee or Consultant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Voluntary Termination. If an Eligible Employee's Termination of Employment or a Consultant's Termination of Consultancy is voluntary (other than a voluntary termination described in (d) or (e) below), any Stock Option held by such Eligible Employee or Consultant may be exercised, to the extent exercisable at termination, by the Eligible Employee or Consultant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(d) Voluntary Termination for "Good Reason". If an Eligible Employee's Termination of Employment or a Consultant's Termination of Consultancy is a voluntary termination for Good Reason, any Stock Option held by such Eligible Employee or Consultant may be exercised, to the extent exercisable at termination, by the Eligible Employee or Consultant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(e) Termination for Cause. If an Eligible Employee's Termination of Employment or a Consultant's Termination of Consultancy is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Eligible Employee or Consultant at the time of occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause.

ARTICLE VII.

NON-TRANSFERABILITY

No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. No Stock Option shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Stock Option shall be void, and no such Stock Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Statutory Stock Option granted hereunder that is otherwise not Transferable pursuant to this Article VII is Transferable to a "family member" in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Statutory Stock Option that is transferred to a family member pursuant to the preceding sentence may not be subsequently transferred otherwise than by will or by the laws of descent and distribution. For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.

ARTICLE VIII.

CHANGE IN CONTROL PROVISIONS

VIII.1. Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of a Stock Option, the Participant shall be entitled to the following benefits:

(a) All outstanding Stock Options of Participants granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

(b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time a Stock Option is granted hereunder or thereafter, the Committee may reasonably determine in good faith, prior to the occurrence of the Change in Control, that the Stock Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer), or, in the case of a Consultant, by the entity (or its parent or subsidiary) which retains the Consultant, immediately following the Change in Control, provided that such Options shall be fully vested in accordance with Section 8.1(a) herein and, further provided that any such Alternative Option must meet the following criteria:

(i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

(ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such option, including, but not limited to, an identical or better exercise schedule; and

(iii) the Alternative Option must have economic value substantially equivalent to the value of such option (determined at the time of the Change in Control).

For purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

(c) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting of a Stock Option upon a Termination of Employment or Termination of Consultancy during the Pre-Change in Control Period. Unless otherwise determined by the Committee, the Pre-Change in Control Period shall be the one hundred eighty (180) day period prior to a Change in Control.

VIII.2. Change in Control. A "Change in Control" means the occurrence of any of the following events:

(a) any person (as defined in section 3(a)(9) of the Exchange Act) becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company; or

(b) another corporation merges into the Company or the Company consolidates with or merges into another corporation, with the effect that a person or group, other than the stockholders of the Company prior to such transactions, beneficially owns, directly or indirectly, more than 50% of the voting stock of the surviving company; or

(d) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or series of transactions other than any conveyance, transfer or lease between the Company and a wholly-owned subsidiary of the Company; or

(d) the Company adopts any plan of liquidation providing for the distribution of all or substantially all its assets.

ARTICLE IX.

TERMINATION OR AMENDMENT OF THE PLAN

IX.1. Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 or, if and to the extent required, under the applicable provisions of Section 162(m) of the Code, or with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of Participants eligible to receive Stock Options under this Plan; (iv) decrease the minimum exercise price of any Stock Option; (v) extend the maximum Stock Option period under Section 6.3; or (vi) require stockholder approval in order for the Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3, Section 162(m) of the Code or, with regard to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.

ARTICLE X.

UNFUNDED PLAN

X.1. Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XI.

GENERAL PROVISIONS

XI.1. Legend. The Committee may require each person receiving shares pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

XI.2. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

XI.3. No Right to Employment/Consultancy. Neither this Plan nor the grant of any Stock Option hereunder shall give any Participant or other employee any right with respect to continuance of employment or consultancy with the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or consultant retained to terminate his employment or consultancy, as applicable, at any time.

XI.4. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

XI.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to the exercise of a Stock Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of a Stock Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Stock Options and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 11.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

XI.6. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

XI.7. Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

XI.8. Other Benefits. No Stock Option payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

XI.9. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Stock Options hereunder.

XI.10. No Right to Same Benefits. The provisions of Stock Options need not be the same with respect to each Participant, and such Stock Options granted to individual Participants need not be the same in subsequent years.

XI.11. Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of a Stock Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

XI.12. Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

XI.13. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

XI.14. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XII.

TERM OF PLAN

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Stock Options granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XIII.

NAME OF PLAN

This Plan shall be known as the TRISM, Inc. 2000 Stock Option Plan.

TRISM, INC.

2000 STOCK OPTION PLAN

TABLE OF CONTENTS

Page

ARTICLE I. PURPOSE 1

ARTICLE II. DEFINITIONS 1

ARTICLE III. ADMINISTRATION 4

ARTICLE IV. SHARE AND OTHER LIMITATIONS 7

ARTICLE V. ELIGIBILITY 9

ARTICLE VI. STOCK OPTION GRANTS 9

ARTICLE VII. NON-TRANSFERABILITY 12

ARTICLE VIII. CHANGE IN CONTROL PROVISIONS 13

ARTICLE IX. TERMINATION OR AMENDMENT OF THE PLAN 15

ARTICLE X. UNFUNDED PLAN 16

ARTICLE XI. GENERAL PROVISIONS 16

ARTICLE XII. TERM OF PLAN 18

ARTICLE XIII. NAME OF PLAN 19